 EXHIBIT 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of September 26, 2006 (the
"Agreement"), by and between Rockwell Collins, Inc. (the "Issuer") and Bank of America,
N.A. (the "Seller").

W I T N E S S E T H

WHEREAS, the Issuer has publicly announced its intention to repurchase shares of its common stock, par value $.01 per share (the "Common Stock"), from time to time (the
"Repurchase Program"); and

WHEREAS, the Issuer desires to enter into the Agreement with Seller in order to effect a portion of the Repurchase Program;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Definitions.

As used herein the following terms shall have the meanings set forth below:

"Announcement Date" means in respect of a Merger Event or other corporate event described in Section 4(b), the date of the first public announcement of a firm intention to merge or to make an offer or take other action that leads to the Merger Event or such other event, as reasonably determined in good faith by the Calculation Agent.

"Bankruptcy" means the Issuer (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)
institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"Borrowed Shares" means, as of any date, the number of shares of Common
Stock constituting Seller's theoretical short position in connection with the Transaction, as reasonably determined in good faith by the Calculation Agent.

"Calculation Agent" shall mean Banc of America Securities LLC, whose determinations and calculations shall be made in good faith and a commercially reasonable manner. The Calculation Agent will notify the Issuer of any determination or calculation made by it hereunder. Either party may object to the determinations and calculations of the
Calculation Agent in good faith, in which case each of the parties agrees to be bound by the determinations and calculations of a leading, independent dealer in derivatives that is not an affiliate of either party, selected by agreement between the parties within one Trading Day of such disagreement (the "Substitute Calculation Agent"), whose fees and expenses shall be paid equally by both parties. If the parties are unable to agree on a Substitute Calculation Agent, each of the parties shall elect an independent dealer in equity derivatives and such two dealers shall agree on a third dealer, who shall be deemed to be the Substitute Calculation Agent. The
Issuer shall reimburse Seller for any loss incurred by Seller in good faith in connection with its hedging activities as a result of any such objection by the Issuer to any such determination or calculation in the event the Calculation Agent's determination or calculation is determined to have been correct.

"Calculation Date" has the meaning ascribed to it in Section 3(a).

"Closing Price" of the Common Stock on any day shall mean the last reported sales price regular way on such day or, in case no such sales price is reported on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case on the New York Stock Exchange, or if not then traded on the New York Stock Exchange the principal securities exchange or quotation system on which the Common Stock is then listed or admitted to trading, or if not then listed or admitted to trading on a securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotations
Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm reasonably selected in good faith by the Calculation Agent.

"Combined Consideration" means New Shares in combination with Other
Consideration.

"Conditions to Net Share Settlement" has the meaning ascribed to it in Section
3(c).

"Cross Default" means the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of the Issuer under one or more agreements or instruments in respect of indebtedness for borrowed money in an aggregate amount of not less than $50 million which has resulted in such agreement or instrument becoming due and payable before it would otherwise have been due and payable or
(2) a default by the Issuer in making one or more payments on the due date thereof in an aggregate amount of not less than $50 million under such agreements or instruments (after giving effect to any applicable notice requirement or grace period).

"Derivative Trades" has the meaning ascribed to it in Section 3(e).

"Designee" has the meaning ascribed to it in Section 9(b).

"Determined Amount" has the meaning ascribed to it in Section 3(d).

"Discount" means the amount set forth on Schedule 1 hereto.

"Dividend Amount" shall mean, as of each of the dates set out below (each a
"Dividend Adjustment Date"), the amount set forth opposite such Dividend Adjustment Date
(and such Dividend Amount corresponds to such Dividend Adjustment Date):

Dividend Adjustment Date
Dividend Amount
The date immediately preceding the ex-dividend
date for the Issuer's regularly scheduled fourth
calendar quarter 2006 dividend, currently
anticipated to be November 13, 2006
$0.16

"Dividend Event" means the payment of an ordinary or extraordinary dividend or distribution by the Issuer with an ex-dividend date that occurs at any time during any period specified under Dividend Adjustment Date above with an amount or value, as determined by the Calculation Agent, that exceeds, in the aggregate with all other dividends or distributions with ex-dividend dates that occur during such period, the Dividend Amount corresponding to the Dividend Adjustment Date occuring during such period.

"Excess Shares" means a number of shares of Common Stock equal to the excess, if any, of (a) the Stock Settlement Amount over (b) the Determined Amount.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Execution Period" shall mean the period commencing on the First Averaging
Date and ending on the earlier of (i) the Last Averaging Date or (ii) any Termination Event
Termination Date.

"Extraordinary Transaction Election" has the meaning ascribed to it in Section
4(b).

"Failure to Pay or Deliver" means failure by the Issuer to make, when due, any payment under this Agreement or any delivery of shares of Common Stock under this
Agreement required to be made by it if such failure is not remedied on or before the third
Trading Day after notice of such failure is given to the Issuer by Seller.

"Final Price" means (i) the arithmetic average of the Reported VWAP on each
Trading Day from the First Averaging Date up to and including the last Trading Day in the
Execution Period, minus (ii) the Discount; provided that, if a Trading Day is a Trading Day only in part as provided for in the definition of Trading Day, the Calculation Agent may, if appropriate in light of market conditions, regulatory considerations or otherwise, make adjustments to the number of shares of Common Stock for which such day shall be an averaging date and determine the Final Price based on an appropriately weighted average instead of such arithmetic average.

"Final Settlement Date" has the meaning ascribed to it in Section 5(f).

"First Averaging Date" means the date specified as such on Schedule 1 hereto.

"First Possible Last Averaging Date" means the date specified as such on
Schedule 1 hereto.

"Hedge Account Shares" means, as of any date, the number of shares of
Common Stock equal to the Number of Shares minus the Borrowed Shares.

"Last Averaging Date" means a Trading Day between and including the First
Possible Last Averaging Date and the Last Possible Last Averaging Date, as determined by
Seller. Notice of the Last Averaging Date shall be given by Seller not later than 8:00 p.m. New
York time on the Last Averaging Date.    Notice shall be irrevocable once provided to the
Issuer. If no notice is provided, then the Last Averaging Date shall be the Last Possible Last
Averaging Date.

"Last Possible Last Averaging Date" means the date specified as such on
Schedule 1 hereto, subject to extension by the Calculation Agent as appropriate as a result of any Market Disruption or any Regulatory Disruption.

"Make-Whole Amount" has the meaning ascribed to it in Section 3(c).

"Make-Whole Shares" has the meaning ascribed to it in Section 3(c).

"Market Disruption" means that there has been, in the determination of the
Calculation Agent, a material limitation in the trading of the Common Stock by market participants in general.

"Merger Event" means any (i) reclassification or change of the Common Stock that results in a transfer of or an irrevocable commitment to transfer all of the Common Stock outstanding, (ii) consolidation, amalgamation or merger of the Issuer with or into another entity
(other than a consolidation, amalgamation or merger in which the Issuer is the continuing entity and which does not result in any such reclassification or change of all of the Common Stock outstanding) or (iii) other takeover offer for such shares that results in a transfer or an irrevocable commitment to transfer all the Common Stock (other than Common Stock owned or controlled by the offeror), in each case if the Merger Event is on or before the last day of the
Execution Period.

"Net Share Settlement" shall mean settlement by the Issuer of its obligations hereunder in accordance with Section 3(c).

"New Shares" means shares (whether of the offeror or a third party).

"Number of Shares" has the meaning ascribed to it in Section 2.

"Other Consideration" means cash and/or any securities (other than New Shares)
or assets (whether of the offeror or a third party).

"Payment Date" has the meaning ascribed to it in Section 3(b).

"Principal Account" means the notional principal account referred to in Section
3(a).
"Private Placement Notice" has the meaning ascribed to it in Section 3(g).

"Private Placement Start Date" has the meaning ascribed to it in Section 3(g).

"Proceeding" has the meaning ascribed to it in Section 7.

"Purchase Price" has the meaning ascribed to it in Section 2.

"Reference Price" means, with respect to Stock Settlement Shares delivered pursuant to Section 3(c), 95% of the Closing Price of the Common Stock on the last Trading
Day of the Execution Period, or, with respect to Stock Settlement Shares delivered pursuant to
Section 3(g), 95% of the value per share to Seller, as determined by the Calculation Agent (it being understood that such value shall take into account a commercially reasonable illiquidity discount), of such Stock Settlement Shares.

"Registered Shares" has the meaning ascribed to it in Section 3(c).

"Regulatory Disruption" means any event that Seller, in its reasonable discretion, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Seller, and including without limitation Rule 10b-18, Rule 10b-5, Regulation 13D-G and Regulation 14E under the
Exchange Act, and Regulation M), for Seller to refrain from any market activity in connection with the Transaction. Seller shall notify the Issuer as soon as reasonably practicable that a
Regulatory Disruption has occurred and the days affected by it.

"Regulation M" means Regulation M under the Exchange Act.

"Reported VWAP" means, for any Trading Day, the Rule 10b-18 dollar volume weighted average price per share of Common Stock for that Trading Day as reported on
Bloomberg Page "COL.N" [Equity] AQR SEC" (or any successor thereto), or in the event such price is not so reported on such Trading Day for any reason, as reasonably determined by the Calculation Agent.

"Rule 10b-18" means Rule 10b-18 under the Exchange Act.

"Rule 10b5-1" means Rule 10b5-1 under the Exchange Act.

"SEC" has the meaning ascribed to it in Section 3(c).

"Settlement Amount" shall mean (i) in the case of the Issuer, the amount of any negative balance in the Principal Account as of the Calculation Date, and (ii) in the case of
Seller, the amount of any positive balance in the Principal Account as of the Calculation Date, in each case as reasonably determined in good faith by the Calculation Agent.

"Settlement Date" has the meaning ascribed to it in Section 2.

"Shares" has the meaning ascribed to it in Section 2.

"Share-for-Combined" means, in respect of a Merger Event, that the consideration for the shares of Common Stock consists of Combined Consideration.

"Share-for-Other" means, in respect of a Merger Event, that the consideration for the the shares of Common Stock consists solely of Other Consideration.

"Share-for-Share" means, in respect of a Merger Event, that the consideration for the the shares of Common Stock consists (or, at the option of the holder of such shares, may consist) solely of New Shares.

"Shelf Registration" means a registration statement in form and substance reasonably acceptable to Seller for an offering to be made on a continuous basis pursuant to
Rule 415 under the Securities Act, registering Seller's resale, in any manner or manners designated by Seller, of all Registered Shares.

"Short Squeeze" shall mean a situation where (i) Seller has determined in good faith, in its reasonable judgment, that it is unable to hedge its exposure to the transaction contemplated hereby because of the lack of sufficient shares of Common Stock being made available for borrowing from lenders, including without limitation Seller's being required to redeliver shares of Common Stock to any lender at the demand of such lender and not being able to meet such obligation in full in a timely manner by reasonable efforts to borrow shares of
Common Stock from another lender or lenders, or (ii) Seller would incur a cost to borrow shares of Common Stock to hedge its exposure to the transaction contemplated hereby that is greater than a rate equal to thirty (30) basis points per annum.

"Stock Delivery Date" has the meaning ascribed to it in Section 3(c).

"Stock Election Date" has the meaning ascribed to it in Section 3(c).

"Stock Settlement Amount" shall mean (i) in the case that the Issuer is required to pay the Settlement Amount to Seller and has elected to pay the Settlement Amount by delivery of shares of Common Stock to Seller pursuant to Section 3(c) or (g), an amount, reasonably determined in good faith by the Calculation Agent, equal to the Settlement Amount to be paid by the Issuer pursuant to Section 3(b), divided by the Reference Price, and (ii) in the case that Seller is required to pay the Settlement Amount to the Issuer and the Issuer has elected to require Seller to satisfy the obligation by delivery of shares of Common Stock to the Issuer pursuant to Section 3(h), an amount, reasonably determined in good faith by the Calculation
Agent, equal to the Settlement Amount to be paid by Seller pursuant to Section 3(b), divided by the weighted average price per share actually paid by Seller to purchase such Stock Settlement
Shares.

"Stock Settlement Shares" shall mean such whole number of shares of Common
Stock equal to the Stock Settlement Amount.

"Tender Offer" means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in such entity or person purchasing, or otherwise obtaining or having a right to obtain, by conversion or other means, greater than
10% and less than 100% of the outstanding shares of Common Stock as determined by the
Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant.

"Termination Calculation Date" has the meaning ascribed to it in Section 8.

"Termination Event" shall mean the occurrence of a (i) Bankruptcy, (ii) Cross
Default, (iii) Failure to Pay or Deliver, (iv) Short Squeeze or (v) Dividend Event.

"Termination Event Termination Date" has the meaning ascribed to it in
Section 8.

"Trading Day" shall mean any day on which (i) the Common Stock is traded on the New York Stock Exchange or, if not then traded on the New York Stock Exchange, the principal securities exchange or quotation system on which such securities are then traded or, if not then traded on a securities exchange or quotation system, in the over-the-counter market, and (ii) there has not been a Market Disruption or a Regulatory Disruption; provided that in the event of one of the events enumerated in (ii) occurring during a day that would otherwise be a
Trading Day, the Calculation Agent may determine that such day is a Trading Day only in part.

"Transaction" shall mean the transaction contemplated by this Agreement.

"Valuation Period" has the meaning ascribed to it in Section 3(h).

Section 2. Purchase and Sale.

Subject to the terms and conditions set forth herein, Seller agrees to sell to the
Issuer, and the Issuer agrees to purchase from Seller, 4,700,000 shares (the "Number of
Shares") of Common Stock (the "Shares") for an aggregate purchase price (the "Purchase
Price") equal to the Number of Shares multiplied by the Closing Price of the Common Stock on
September 28, 2006. At 4:00 p.m. on the first Trading Day (the "Settlement Date") after
September 28, 2006 or on such other date and at such other time as the parties may mutually agree, Seller shall deliver or cause to be delivered the Shares through the facilities of The
Depository Trust Company to the Issuer, against payment by the Issuer of the Purchase Price by wire transfer of immediately available funds. The parties understand and agree that the delivery of the Shares by or on behalf of Seller upon the payment of the Purchase Price by the Issuer is irrevocable and that as of the Settlement Date the Issuer will be the sole beneficial owner of the
Shares for all purposes.

Section 3. Purchase Price Adjustment.

(a) On the Settlement Date, the Calculation Agent shall establish a notional
Principal Account in an amount equal to the Purchase Price. The Calculation Agent shall adjust the Principal Account as follows:

(i)        The Principal Account shall be reduced on each Dividend Adjustment Date in an amount equal to the product of (x) the number of Borrowed Shares on such Dividend
Adjustment Date and (y) the Dividend Amount corresponding to such Dividend
Adjustment Date; and
(ii)        The Principal Account shall be reduced on the third Trading Day following the
Last Averaging Date in an amount equal to the product of (x) the Number of Shares and
(y) the Final Price.

On the first Trading Day immediately following the last day of the Execution Period
("Calculation Date"), the Calculation Agent will (A) calculate the Settlement Amount and, if applicable, the Stock Settlement Amount, (B) notify the Issuer of the Settlement Amount and, if applicable, the Stock Settlement Amount and (C) provide a schedule of its calculations thereof.
The Calculation Agent shall respond promptly to all questions raised by the Issuer relating to such calculations.

(b) On the third Trading Day immediately following the Calculation Date (the
"Payment Date"), if the Settlement Amount is positive, Seller shall pay the Settlement Amount to the Issuer and, if the Settlement Amount is negative, the Issuer shall pay the absolute value of such Settlement Amount to Seller. Except as provided in paragraphs (c), (d), (g) and (h) of this Section, all payments to be made under this Section 3 shall be made on the Payment Date by wire transfer of immediately available funds.

(c) If the Issuer is required to pay the Settlement Amount to Seller pursuant to paragraph (b) of this Section, the Issuer may, at its option, satisfy the obligation by the delivery to Seller of the Stock Settlement Shares (and a payment of cash in lieu of fractional shares, if any). In order to exercise this option, the following conditions must be satisfied (the
"Conditions to Net Share Settlement") (i) the Issuer must notify Seller of its election to have any Settlement Amount payable in shares of Common Stock no later than 8:00 p.m. New York
City time on the Trading Day immediately following the Calculation Date (the "Stock Election
Date"), (ii) the Issuer must enter into a registration rights agreement with Seller in form and substance reasonably acceptable to Seller (the "Registration Rights Agreement") not later than
5 days subsequent to the Stock Election Date, which agreement will contain, among other things, customary representations and warranties and indemnification and other rights, including rights to customary opinions of counsel and accountant's "comfort letters," relating to the registration of all Stock Settlement Shares and Make-whole Shares delivered to Seller (the
"Registered Shares"); (iii) the Shelf Registration shall have been declared effective by the
Securities and Exchange Commission (the "SEC") not more than ten Trading Days subsequent to the Stock Election Date; (iv) Seller shall have been afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to the Issuer customary in scope for such sales and the outcome of such investigation shall be satisfactory to Seller in its good faith discretion exercised in accordance with Seller's customary practices, and (v) the
Shelf Registration shall remain effective until all Registered Shares have been sold by Seller.
Subject to paragraph 3(g) below, if any of the conditions in the preceding sentence are not met, the provisions of this paragraph (c) shall be inoperative and the Issuer shall be obligated to pay any applicable Settlement Amount by wire transfer of immediately available funds. If the
Issuer complies with all of its obligations under this paragraph (c), then at 9:30 a.m. on the date
(the "Stock Delivery Date") that is the later of the Payment Date and the date on which the conditions enumerated in (i) through (iv) above are first satisfied, the Issuer shall deliver to
Seller (i) a certificate or certificates representing the fully paid and nonassessable Stock
Settlement Shares, in such denominations and in such names as Seller may specify and (ii) the cash payment, if any, in lieu of fractional shares by wire transfer of immediately available funds. The parties understand and agree that the deliveries made pursuant to the preceding sentence and the following paragraph shall be irrevocable and together shall satisfy in full the
Issuer's obligations under this Section 3.

If the Issuer delivers Stock Settlement Shares to Seller pursuant to this paragraph (c), then within ten Trading Days (during which, in the opinion of Seller and the Issuer, the prospectus forming a part of the Shelf Registration is available for use and not subject to any "blackout" or other restriction) after the Stock Delivery Date Seller shall either resell such Stock Settlement
Shares as provided in this paragraph (c) or make the election in the last sentence of this paragraph. If Seller resells (or is deemed to have resold pursuant to the last sentence of this paragraph) all or any portion of the Stock Settlement Shares and the net proceeds received (or deemed received) by Seller upon resale of such shares exceeds the Settlement Amount (or if less than all of the Stock Settlement Shares are resold, the applicable pro rata portion of the
Settlement Amount), Seller shall promptly refund in cash such difference to the Issuer;
provided that Seller may, at its option, satisfy its obligation under this sentence by returning to the Issuer any portion of the Stock Settlement Shares that would, if sold, have resulted in net proceeds in excess of the Settlement Amount. In the event that such net proceeds are less than the Settlement Amount (or if less than all of the Stock Settlement Shares are resold, the applicable pro rata portion of the Settlement Amount), the Issuer shall pay in cash or additional shares of Common Stock (the "Make-Whole Shares") such difference (the "Make-Whole
Amount") to Seller promptly after receipt of notice thereof. In the event that the Issuer elects to pay the Make-Whole Amount in additional shares of Common Stock, the requirements set forth in this paragraph (c) and Section 3(g) below with respect to payment of the Settlement Amount in shares of Common Stock, including make-whole requirements, shall apply (with the number of Make-Whole Shares delivered based on the Make-Whole Amount divided by the Reference
Price determined as if the last Trading Day of the Execution Period were the Trading Day prior to delivery of such Make-Whole Shares), such that Seller shall pay to the Issuer any such excess and the Issuer shall pay to Seller in cash or Make-Whole Shares any additional Make-Whole
Amount. In making the calculations set forth in this paragraph, the net proceeds from the resale of any Stock Settlement Shares shall be calculated as if there were deducted from such proceeds an amount equal to the customary underwriting discount or commission for underwritten offerings of common stock by companies comparable to the Issuer multiplied by the total number of shares of Common Stock sold pursuant to the Shelf Registration (regardless of whether any underwriting discount or commission is actually paid). At its election, Seller may by written notice to the Issuer retain a number of Stock Settlement Shares delivered by the
Issuer pursuant to this paragraph 3(c); provided that, if Seller so elects, Seller shall be deemed to have sold each such retained Stock Settlement Share and received net proceeds therefor equal to the net proceeds received by Seller for the last Stock Settlement Share sold by Seller prior to sending written notice of its intention to retain Stock Settlement Shares to the Issuer or, if no Stock Settlement Shares are sold by Seller prior to sending such notice, Seller shall be deemed to have received net proceeds per share therefor equal to the Closing Price on the last
Trading Day of the Execution Period (it being understood that Seller shall be under no obligation to exercise its right to retain any Stock Settlement Shares).

(d) Notwithstanding any other provision in this Agreement, if the Issuer exercises its right pursuant to Section 3(c) above, the Issuer shall not be obliged to deliver, in connection with this Agreement, in excess of 30,000,000 shares of Common Stock, as recalculated from time to time (the "Determined Amount"). In the event that, but for this
Section 3, the Issuer would be obliged to deliver a number of shares of Common Stock equal to the Determined Amount plus the Excess Shares, the Issuer agrees to (x) satisfy its remaining obligation by cash payment; or (y) (i) use its reasonable best efforts to increase its number of authorized shares, in which event the Determined Amount shall be increased by an equal number, to the extent necessary so that, but for this Section 3, the number of shares of Common
Stock the Issuer would be obliged to deliver does not exceed the (recalculated) Determined
Amount and (ii) allocate such newly authorized shares of Common Stock in satisfaction of the
Issuer's delivery obligations under this Agreement in priority to any other use of such Common
Stock. For the avoidance of doubt, the obligation of the Issuer to so use its reasonable best efforts is an ongoing obligation.

(e) The Issuer hereby represents and warrants that it:

(i) has calculated the Determined Amount based on the maximum amount able to be calculated in accordance with EITF 00-19 or any successor financial statement guidance; and

(ii) will, in respect of all equity derivative transactions in respect of which the Issuer's equity securities constitute (all or part of) the instruments underlying such transactions (the "Derivative Trades"), use the same methodology to derive the Determined Amount
(howsoever described) applicable to each Derivative Trade as is used to derive the Determined Amount for this Agreement.

(f) Seller agrees that, in respect of any obligations the Issuer has duly elected be satisfied pursuant to Section 3(c) above, in the event of the Issuer's bankruptcy, Seller shall not have rights in bankruptcy that rank senior to the rights in bankruptcy of common shareholders of the Issuer.

(g) If the Issuer has used its best efforts to satisfy the Conditions to Net Share
Settlement but has been unable to do so (the date the Calculation Agent determines that the
Conditions to Net Share Settlement could not be satisfied, the "Private Placement Start Date"), then the Issuer may elect, in lieu of paying cash as provided in Section 3(c), by notice (the
"Private Placement Notice") to Seller on or prior to the Private Placement Start Date or within
3 Trading Days thereafter, that:

(i) the Issuer shall withdraw any registration statement filed with the
SEC in connection with the Registered Shares, and
(ii) the Issuer will enter into a private placement purchase agreement with Seller in form and substance acceptable to Seller no later than the next Trading Day following the date of delivery of the Private
Placement Notice, which agreement will contain, among other
things, customary representations and warranties and indemnification and other rights, including rights to customary opinions of counsel and accountant's "comfort letters", and
(iii) the Issuer shall deliver to Seller the applicable Stock Settlement
Shares on the third Trading Day following the entry into the private placement purchase agreement described in (ii) above, and
(iv) the provisions of paragraphs 3(c) through (f) shall apply mutatis mutandis, to the extent applicable, to the private placement contemplated by this paragraph (g) (including, for the avoidance of doubt, the make-whole and refund provision as well as the right to deduct customary commissions and fees set forth in paragraph 3(c)),
and
(v) the Issuer shall afford to Seller and any potential purchaser indentified by Seller a commercially reasonable opportunity to conduct a due diligence investigation with respect to the Issuer customary in scope for such sales (it being understood that the outcome of such investigation will not affect the Issuer's ability to consummate the private placement described above).

(h) If Seller is required to pay the Settlement Amount to the Issuer pursuant to paragraph (b) of this Section, the Issuer may, at its option, elect that Seller satisfy the obligation by the delivery to the Issuer of a number of the Stock Settlement Shares (and a payment of cash in lieu of fractional shares, if any). In order to exercise this option, the Issuer must notify Seller of its election to have any Settlement Amount payable in shares of Common Stock no later than
8:00 p.m. New York time on the Stock Election Date. If the condition in the preceding sentence is not met, the provisions of this paragraph (h) shall be inoperative and Seller shall be obligated to pay any applicable Settlement Amount by wire transfer of immediately available funds. If the Issuer complies with all of its obligations under this paragraph (h), then at or about 9:30 a.m. on the third Trading Day following the date on which Seller completes its purchases of Stock Settlement Shares (the period during which such purchases are executed, the
"Valuation Period"), Seller shall deliver to the Issuer (i) the Stock Settlement Shares through the facilities of the Depository Trust Company, and (ii) the cash payment, if any, in lieu of fractional shares by wire transfer of immediately available funds. The parties understand and agree that the deliveries made pursuant to the preceding sentence shall be irrevocable and shall satisfy in full Seller's obligations under this Section 3. Seller agrees (i) to effect any purchase of
Stock Settlement Shares pursuant to this Section 3(h) in a manner that would, if Seller were the issuer or an affiliated purchaser of the Issuer, be subject to the safe harbor provided by Rule
10b-18, and (ii) to complete the purchases of Stock Settlement Shares as promptly as commercially reasonable in light of market conditions and regulatory considerations without exceeding 75% of available Rule 10b-18 volume in the Common Stock on any Trading Day.

Section 4. Anti-dilution Adjustments.

(a) Subdivisions and Combinations of Common Stock. In the event that the outstanding shares of the Common Stock shall be subdivided or split into a greater number of shares of Common Stock where the effective date of such subdivision or the record date for such split occurs during the Execution Period, the Number of Shares shall be proportionately increased and each of (x) the Reported VWAP (as used in determining the Final Price) for all
Trading Days in the Execution Period preceding such effective date and (y) the Discount shall be proportionately decreased; conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock through a combination of shares of Common Stock or a reverse stock split where the effective date of such combination or the record date for such reverse stock split occurs during the Execution Period, the Number of Shares shall be proportionately decreased and (x) the Reported VWAP (as used in determining the Final Price) for all Trading Days in the Execution Period preceding such effective date and (y) the Discount shall be proportionately increased. Any adjustment pursuant to this paragraph (a) shall become effective (i) in the case of a subdivision or combination of the Common Stock, at the close of business on the effective date for such subdivision or combination or (ii) in the case of a stock split or reverse stock split, at the close of business on the record date for such stock split or reverse stock split.

(b) Corporate Events. In the event of any corporate event involving the Issuer or the Common Stock other than those addressed in paragraph 4(a) above or Bankruptcy
(including, without limitation, a stock dividend, Merger Event, Tender Offer, rights offering, recapitalization, spin-off or issuance of any securities convertible or exchangeable into shares of Common Stock), or the announcement of any such corporate event, the terms of the transaction (including, without limitation, the Last Possible Last Averaging Date, any Reported
VWAP and the Principal Account) described herein shall be subject to adjustment by the
Calculation Agent as in the exercise of its good faith judgment it deems appropriate under the circumstances. If payment is required of the Issuer in connection with such a corporate event, the Issuer shall have the right, in its sole discretion, to elect (the "Extraordinary Transaction
Election") to satisfy any such payment obligation by Net Share Settlement of this Transaction, in which case the provisions of Sections 3(c) through (g) shall apply mutatis mutandis;
provided that, in connection with a "Share-for-Combined" Merger Event or "Share-for-Other"
Merger Event, the Extraordinary Transaction Election is available to satisfy only the percentage of such payment obligation equal to the percentage that the non-cash consideration represents of the total Combined Consideration (in the case of a "Share-for-Combined" Merger Event) or total Other Consideration (in the case of a "Share-for-Other" Merger Event). The remaining percentage of such payment obligation must be satisfied in cash. The Issuer shall make any election to settle the Transaction by way of Net Share Settlement within two Trading Days of the Announcement Date but in any event not less than twenty Trading Days prior to the effective date of such corporate event.

Section 5. Acknowledgements and Securities Law Matters.

(a)        The Issuer acknowledges and agrees that:

(i)        It is not relying, and has not relied, upon Seller with respect to the legal, accounting, tax or other implications of this Agreement and that it has conducted its own analysis of the legal, accounting, tax and other implications of this Agreement.
(ii)        Seller has not acted as its advisor in any capacity in connection with this Agreement or the transactions contemplated by this
Agreement.
(iii)        Seller is not acting as the agent for the Issuer in effecting any purchase of Common Stock pursuant to this Agreement.

The Issuer further acknowledges that:

(iv)        Seller and its affiliates, subject to compliance with applicable law, may from time to time effect transactions, for their own account or the account of customers, and hold positions, in
securities or options on securities of the Issuer and that Seller and its affiliates may continue to conduct such transactions during the
Execution Period.
(v)        The Issuer shall have no role in the determination as to whether, when or in what manner any hedging or market activities by
Seller or its affiliates in the Issuer's securities shall be conducted and Seller shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Final Price and
Reported VWAP.
(vi)        Any market activies of Seller and its affiliates with respect to the
Common Stock may affect the market price and volatility of the
Common Stock, as well as the Final Price and Reported VWAP,
each in a manner that may be adverse to the Issuer.

(b)        The Shares may be sold short to the Issuer. It is understood that during the Execution Period Seller may purchase shares of Common Stock in connection with this
Agreement, which shares may be used to cover all or a portion of such short sale and, if the
Settlement Amount is greater than zero and the Issuer makes the election described in Section
3(h), during the Valuation Period Seller will purchase shares of Common Stock to fulfill its obligations to deliver Stock Settlement Shares to the Issuer pursuant to Section 3(h). Such purchases will be conducted independently of the Issuer. The timing of such purchases by
Seller, the number of shares purchased by Seller on any day, the price paid per share of
Common Stock pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of Seller. It is the intent of the parties that this transaction comply with the requirements of Rule 10b5-1(c)(1)(i)(B), and the parties agree that this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c).
Without limiting the generality of the preceding sentence, the Issuer acknowledges and agrees that (A) the Issuer does not have, and shall not attempt to exercise, any influence over how, when or whether Seller effects any purchases of Common Stock in connection with this
Agreement, (B) during the period beginning on (but excluding) the date of this Agreement and ending on the later of the last day of the Execution Period and the last day of the Valuation
Period, if any, neither the Issuer nor its officers or employees shall, directly or indirectly, communicate any information regarding the Issuer or the Common Stock to any employee of
Seller or its affiliates responsible for trading the Common Stock in connection with the transactions contemplated hereby, (C) the Issuer is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b5-1 and (D) the Issuer will not alter or deviate from this Agreement or enter into or alter a corresponding hedging transaction with respect to the Common Stock.
The Issuer also acknowledges and agrees that any amendment, modification, waiver or termination of this Agreement must be effected in accordance with the requirements for the amendment or termination of a "plan" as defined in Rule 10b5-1(c).

(c)        The Issuer agrees that neither the Issuer nor any of its affiliates or agents shall take any action that would cause Regulation M to be applicable to any purchases of
Common Stock, or any security for which the Common Stock is a reference security (as defined in Regulation M), by the Issuer or any of its affiliated purchasers (as defined in Regulation M)
during the Execution Period or, the Valuation Period, if any, unless the Issuer has provided written notice to Seller of such distribution not later than the Trading Day immediately preceding the first day of the relevant "restricted period" (as defined in Regulation M); the
Issuer acknowledges that Seller has informed it that any such notice is likely to cause a
Regulatory Disruption.

(d)        The Issuer shall, at least one day prior to the first day of the Execution
Period, notify the Seller of the total number of shares of Common Stock purchased in Rule 10b-
18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-
18(b)(4) by or for the Issuer or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Execution Period and during the calendar week in which the first day of the Execution Period occurs ("Rule 10b-18 purchase", "blocks" and "affiliated purchaser" each being used as defined in Rule 10b-18).

(e)        From the date hereof through the later of the last day of the Execution
Period or, if the Settlement Amount is greater than zero, through the last day of the Valuation
Period, if any, the Issuer shall (i) use reasonable efforts to notify Seller prior to the opening of trading in the Common Stock on any day on which the Issuer makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to the Issuer (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify the Seller following any such announcement that such announcement has been made, and (iii) promptly deliver to the Seller following the making of any such announcement a certificate indicating (A) the Issuer's average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) the Issuer's block purchases (as defined in
Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, the Issuer shall promptly notify Seller of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. The Issuer acknowledges that any such public announcement may cause a Regulatory Disruption to occur.

(f)        Without the prior written consent of Seller, the Issuer shall not, and shall use commercially reasonable efforts to cause its affiliated purchasers (as defined in Rule 10b-
18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of Common Stock (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Common Stock during the period beginning on and including the Purchase Date and ending on, and including, the date all payments or deliveries of shares pursuant to Section 3 above have been made (the
"Final Settlement Date"). During such time, any purchases of Common Stock (or any security convertible into or exchangeable for shares of Common Stock) by the Issuer shall be made through Banc of America Securities, LLC, which is an affiliate of Seller, subject to such conditions as the Issuer and Seller shall mutually agree upon, and shall be in compliance with
Rule 10b-18 or otherwise in a manner that the Issuer and the Seller believe is in compliance with applicable requirements (including, without limitation, Rule 10b-5, Regulation 13D-G and
Regulation 14E under the Exchange Act).

Section 6. Representations, Warranties and Agreements.

(a)        The Issuer hereby represents and warrants to, and agrees with, Seller that:

(i) it has all power and authority to enter into this Agreement and the
Registration Rights Agreement and the transactions contemplated hereby and thereby;

(ii) this Agreement has been duly authorized, validly executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(iii) the Registration Rights Agreement, when and if executed and delivered pursuant to Section 3(c) hereof, shall have been duly authorized, validly executed and delivered by the Issuer and shall constitute a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(iv) if Stock Settlement Shares are delivered pursuant to Section 3(c) or
Section 3(g), as the case may be, the Stock Settlement Shares, when delivered to Seller, will have been duly authorized and will be duly and validly issued, fully paid and nonassessable and free of preemptive and other rights;

(v) the Issuer is not entering into this Agreement to facilitate a distribution of the Common Stock (or any security convertible into or exchangeable for
Common Stock) or in connection with a future issuance of securities (it being understood that securities may be issued in connection with a Net Share Settlement);

(vi) the Issuer is not entering into this Agreement to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangable for Common Stock) or to raise or depress or otherwise manipulate the price of the Common
Stock (or any security convertible into or exchangeable for Common Stock);

(vii) the repurchase of the Shares by the Issuer, the compliance by the
Issuer with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach (each, a "Breach") of any of the terms or provisions of, or constitute a default (each a "Default") under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument (collectively,
"Contracts") to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject (except such Breach or Default as would not reasonably be expected to materially adversely affect the ability of the Issuer to perform its obligations under this
Agreement), nor will such action result in any violation of the provisions of the Certificate of
Incorporation or By-laws of the Issuer, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties;

(viii) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the
Issuer or any of its properties is required for the repurchase of the Shares by the Issuer, the compliance by the Issuer with all the terms of this Agreement, or the consummation by the
Issuer of the transactions contemplated by this Agreement, other than the registration of the
Stock Settlement Shares and any Make-whole Shares under the Securities Act in accordance with the provisions of Section 3(c), and such authorizations, orders, registrations and qualifications as may be required under state securities or blue sky laws in connection with the resale by Seller of the Registered Shares;

(ix) the Issuer has made, and shall use its best efforts during the
Execution Period and the Valuation Period (if any) to make, all filings, if any, required to be made by it with the Securities and Exchange Commission, any securities exchange or any other regulatory body with respect to the transactions contemplated hereby;

(x) as of the date hereof and as of the date, if any, that the Issuer elects to transfer any Stock Settlement Shares to Seller or for Seller to transfer any Stock Settlement
Shares to the Issuer, (i) none of the Issuer and its officers and directors is, or will be, as the case may be, aware of any material nonpublic information regarding the Issuer or the Common
Stock and (ii) all reports and other documents filed by the Issuer with the Securities and
Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents), do not or will not, as the case may be, contain any untrue statement of a material fact or any omission of a material fact required to be stated
therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(xi) the Issuer has publicly disclosed on February 7, 2006 its intention to institute a program for the acquisition of shares of Common Stock.

(xii) (i) the assets of the Issuer at their fair valuation exceed the liabilities of the Issuer, including contingent liabilities, (ii) the capital of the Issuer is adequate to conduct the business of the Issuer and (iii) the Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(b)        Seller hereby represents and warrants to the Issuer:

(i) it has all power and authority to enter into this Agreement and the
Registration Rights Agreement and the transactions contemplated hereby and thereby;

(ii) this Agreement has been duly authorized, validly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(iii) the Registration Rights Agreement, when and if executed and delivered pursuant to Section 3(c) hereof, shall have been duly authorized, validly executed and delivered by Seller and shall constitute a valid and legally binding obligation of Seller enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(iv) Seller is not entering into this Agreement to facilitate a distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities (it being understood that securities may be issued in connection with a Net Share Settlement);

(v) the compliance by Seller with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a Breach of any of the terms or provisions of, or constitute a Default under, any Contract to which Seller or any of its subsidiaries is a party or by which Seller or any of its subsidiaries is bound or to which any of the property or assets of Seller or any of its subsidiaries is subject
(except such Breach or Default as would not reasonably be expected to materially adversely affect the ability of Seller to perform its obligations under this Agreement), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar organizational documents of Seller, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Seller or any of its properties; and

(vi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over
Seller or any of its properties is required for the compliance by Seller with all the terms of this
Agreement, or the consummation by Seller of the transactions contemplated by this Agreement.

Section 7. Indemnification.

In the event that Seller becomes involved in any capacity in any action, proceeding or investigation ("Proceeding") brought by or against any person in connection with any matter referred to in this Agreement, the Issuer periodically will reimburse Seller for its reasonable out-of-pocket legal and other expenses (including the reasonable cost of any investigation and preparation) incurred in connection therewith; provided that such expenses will be promptly refunded to the Issuer to the extent incurred in connection with a matter as to which Seller is not entitled to indemnification under this Section 7. The Issuer also will indemnify and hold Seller harmless against any losses, claims, damages or liabilities to which
Seller may become subject in connection with any matter referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the gross negligence, bad faith or willful misconduct of Seller If for any reason the foregoing indemnification is unavailable to Seller or insufficient to hold it harmless, then the Issuer shall contribute to the amount paid or payable by Seller as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Issuer, on the one hand, and Seller, on the other hand, in the matters contemplated by this Agreement but also the relative fault of the Issuer and Seller with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The relative benefits to the Issuer, on the one hand, and Seller, on the other hand, shall be in the same proportion as the Purchase Price bears to the commissions received by Seller pursuant to the last paragraph of Section 2. The reimbursement, indemnity and contribution obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have, shall extend upon the same terms and conditions to any affiliate of Seller and the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of Seller and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer, Seller, any such affiliate and any such person. The Issuer also agrees that Seller nor any of such affiliates, partners, directors, officers, agents, employees or controlling persons shall have any liability to the Issuer for or in connection with any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Issuer result from the gross negligence, bad faith or willful misconduct of Seller in effecting the transactions that are the subject of this Agreement. The foregoing provisions shall survive any termination or completion of this Agreement. Seller promptly will notify the Issuer upon receipt of actual notice of a Proceeding with respect to which indemnity or reimbursement of expenses is sought hereunder. The Issuer may, at its option, assume the defense of any such Proceeding, including the employment of counsel reasonably satisfactory to Seller. Seller shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Seller, unless (i) the Issuer shall have failed in a timely manner to assume the defense thereof and employ counsel as provided above or (ii) the named parties to any such Proceeding include Seller and the Issuer and Seller shall have been advised in writing by counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Issuer, provided that the Issuer shall not in any event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Proceeding. Seller will not settle any Proceeding in respect of which indemnity or reimbursement of expenses may be sought hereunder, whether or not the
Issuer is an actual or potential party to such Proceeding, without the Issuer's prior written consent.

Section 8. Termination Event.

Upon the occurrence of a Termination Event and so long as such Termination
Event shall be continuing, Seller may, in its discretion, by notice to the Issuer, direct that the
Execution Period shall forthwith terminate on the date specified in such notice (the
"Termination Event Termination Date"). In such an event, (i) the Execution Period shall terminate on the Termination Event Termination Date, (ii) the Principal Account shall be reduced on a date selected by Seller in good faith (the "Termination Calculation Date") by an amount equal to the sum of (A) the product of (x) the number of Hedge Account Shares and
(y) the Final Price and (B) the total purchase price paid for purchases of shares of Common
Stock, or, at Seller's sole discretion, Seller's reasonable estimate (a schedule showing the determination of which, in reasonable detail, will be provided to Issuer promptly upon request)
of the cost for such purchases, in order to cover the remaining number of Borrowed Shares, (iii)
the Principal Account shall be increased to reflect an appropriate accrual of interest at the
Federal Funds Open Rate, as reasonably determined in good faith by the Calculation Agent, to reflect interest earned by Seller in respect of the Purchase Price received from the Issuer, (iv)
the Principal Account shall be decreased to reflect Seller's actual cost of borrowing shares, as reasonably determined in good faith by the Calculation Agent, of Common Stock to hedge its obligations hereunder and (v) the Settlement Amount shall be further adjusted by the amount that the Calculation Agent reasonably determines in good faith to be the Seller's total losses and costs in connection with the early termination of this Agreement, including any loss of bargain, cost of funding, or loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position.

Section 9. Miscellaneous.

(a)        Severability. If any term, provision, covenant or restriction of this
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(b)        Assignment; Designation. Neither the rights under this Agreement nor the obligations created by this Agreement shall be assignable or delegable, in whole or in part, by either party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld), and any attempt to assign or delegate any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, the Seller may designate any of its affiliates (the "Designee") to deliver or take delivery, as the case may be, and otherwise perform its obligations to deliver or take delivery of, as the case may be, any shares of Common Stock in respect of the transactions contemplated by this LetterAgreement, and the Designee may assume such obligations and the obligations of the Seller under this Letter Agreement with respect to such shares of Common Stock. Such designation shall not relieve the Seller of any of its obligations hereunder. Notwithstanding the previous sentence, if the Designee shall have performed the obligations of the Seller hereunder, then the Seller shall be discharged of its obligations to the Issuer to the extent of such performance. In addition, the parties acknowledge and agree that every time that the Seller is described in the Letter Agreement as buying, selling or otherwise transacting with third parties in the Common Stock, such buying, selling or transacting may be conducted by the Seller or one or more of its affiliates.

(c)        Waivers, etc. No failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by either party therefrom shall in any event be effective unless the same shall be in writing and, in the case of a waiver or consent, shall be effective only in the specific instance and for the purpose for which given.

(d)        Beneficiaries. This Agreement shall be binding upon, and inure solely to the benefit of, the Issuer, Seller and, to the extent provided in Section 7 hereof, the affiliates, partners, directors, officers, agents, employees and controlling persons, if any, of Seller, and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire any rights hereunder.

(e)        Changes of Law. If, due to any change in applicable law or regulations or the interpretation thereof by any court of law or other body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as contemplated by such provision.

(f)        Confidentiality. Subject to any contrary requirement of law and to the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential the terms of this Agreement and any information of or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement. In the event disclosure is permitted pursuant to the preceding sentence, the disclosing party shall (i) provide prior notice of such disclosure to the other party, (ii) use its best efforts to minimize the extent of such disclosure and (iii) comply with all reasonable requests of the other party to minimize the extent of such disclosure. This
Section 9(f) shall not prevent either party from disclosing information as necessary to third-
party advisors in connection with the transactions contemplated hereby provided that such advisors agree to be bound by this Section 9(f) as if a party hereto. Seller hereby consents to the issuance of a press release by the Issuer announcing its entry into this Agreement and the filing with the SEC of a copy of this Agreement.

(g)        Headings. Descriptive headings herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(h)        Counterparts. This Agreement may be executed by the parties hereto in counterparts, and each such executed counterpart shall be, and shall be deemed to be, an original instrument and all such counterparts, taken together, shall constitute one and the same instrument.

(i)        Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served if in writing and delivered personally, by telegram, by telecopy or sent by overnight courier, postage prepaid, to:

Seller at:

Bank of America, N.A.
c/o Banc of America Securities LLC
9 West 57th Street, 40th Floor
New York, NY 10019

Attention:        John Servidio
Telephone:        212-847-6527
Facsimile:        212-230-8610

the Issuer at:

Rockwell Collins, Inc.
400 Collins Road, N.E.
Cedar Rapids, IA 52498

Attention of:        Douglas E. Stenske
Fax Number:        319-295-0020

With a copy to such address to the attention of:
Gary R. Chadick, Esq.
Fax Number: 319-295-3599

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telegram or telecopy shall be deemed delivered when evidence of the transmission is received by the sender and shall be confirmed in writing by overnight courier, postage prepaid. Notice given by overnight courier as set out above shall be deemed delivered the business day after the date the same is mailed.

(j)        Account Details.

Seller:

Cash Payments for Stock Purchase

Bank of America NA
Bank Routing: 026-009-593
Account Name: Banc of America Securities LLC
Account No. [                   ]
FFC: 510-00286
Acct: Rockwell Collins, Inc.

Cash Payments for Settlement

Bank of America, N.A.
New York, NY
SWIFT: BOFAUS3N
Bank Routing: 026-009-593
Account Name: Bank of America
Account No. : [                  ]

Issuer:

To be provided upon request.

(l)        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflict of law principles. Each party hereto irrevocably submits to the extent permitted under applicable law to the non-exclusive jurisdiction of the federal and state courts located in the
Borough of Manhattan, State of New York. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement.

IN WITNESS WHEREOF, Seller and the Issuer have caused this Agreement to be duly authorized, executed and delivered as of the date first written above.

BANK OF AMERICA, N.A.

By:__/s/ Eric P. Hambleton____________
        Name: Eric P. Hambleton
        Title: Authorized Signatory

ROCKWELL COLLINS, INC.

By:__/s/ Douglas E. Stenske__________
        Name: Douglas E. Stenske
        Title: Treasurer